UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Engagement of Grant Thornton

On June 15, 2015, the audit committee of Egalet Corporation’s (the “Company” or “Egalet”) board of directors (the “Audit Committee”), which has the responsibility to engage and dismiss the Company’s principal accounting firm under Rule 10A-3(b)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Audit Committee’s charter, unanimously approved to dismiss Grant Thornton (“Grant Thornton”) as Egalet’s principal accounting firm.

Except as disclosed below, the audit reports of Grant Thornton on Egalet’s financial statements as of and for the years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In its report on Egalet’s consolidated financial statements for the year ended December 31, 2014, Grant Thornton included an explanatory paragraph expressing substantial doubt regarding Egalet’s ability to continue as a going concern.

Except as disclosed below, during the Company’s fiscal years ended December 31, 2013 and 2014 and in the subsequent period through June 15, 2015, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to the subject matter of the disagreements in connection with its audit report, nor were there any “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Exchange Act.  The only “reportable event”, which is in response to Item 304(a)(1)(v), related to Egalet’s consolidated financial statements as of and for the year ended December 31, 2013, in which Egalet and Grant Thornton identified control deficiencies in the design and operation of the Company’s internal control over financial reporting that constituted material weaknesses in the Company’s internal control over financial reporting. The material weaknesses identified was that Egalet did not have sufficient financial reporting and accounting staff with appropriate training in U.S. GAAP and SEC rules and regulations with respect to financial reporting and a lack of segregation of duties. In management’s opinion, the material weaknesses identified above was remediated as of December 31, 2014.

The Company provided Grant Thornton with a copy of the disclosure made in response to this Item 4.01 and requested that Grant Thornton furnish a letter addressed to the SEC confirming that it agrees with the above statements. A copy of Grant Thornton’s letter, dated June 19, 2015, is filed as Exhibit 16.1 to this current report on Form 8-K.

(b) Engagement of new independent registered public accounting firm

Effective June 15, 2015, the Audit Committee unanimously approved to engage Ernst & Young LLP (“Ernst & Young LLP”) to serve as the Company’s independent registered accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2015.

During the two most recent fiscal years and through June 15, 2015, the date of the engagement of Ernst & Young, neither the Company nor any person on its behalf has consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

16.1	Letter of Grant Thornton, dated June 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2015	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

16.1	Letter of Grant Thornton, dated June 19, 2015.